PRESS RELEASE                                                       EXHIBIT 99.1

                                       L3
                                 COMMUNICATIONS

                               [GRAPHIC OMITTED]
            --------------------------------------------------------
                         L-3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553

                                                           NEWS

Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111
                                                           For Immediate Release
Contact:   Financial Dynamics
           Investors: Eric Boyriven, Olivia Pirovano
           Media: Evan Goetz
           212-850-5600

                 L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF
     ALL OF ITS OUTSTANDING 4.00% SENIOR SUBORDINATED CONVERTIBLE CONTINGENT
                        DEBT SECURITIES (CODES) DUE 2011
      AND DESCRIBES THE NON-CASH IMPACT OF NEW ACCOUNTING RULE (EITF 04-8)
                       ON L-3'S DILUTED EARNINGS PER SHARE

NEW YORK, NY, October 5, 2004 - L-3 Communications Holdings, Inc. (NYSE: LLL)
announced today that it has initiated a full redemption of all of its outstanding 4.00% Senior Subordinated Convertible Contingent Debt Securities
(CODES) due 2011 (the "CODES"). On or prior to the close of business on
Thursday, October 21, 2004, holders of the CODES may elect to convert their
CODES into common stock of L-3 at a conversion price of $53.8125 per share by surrendering the CODES in accordance with the indenture to The Bank of New York, as conversion agent, at 101 Barclay Street, 7 East, New York, New York 10286,
Attention: Kin Lau, Reorganization Unit. As of October 4, 2004, the last reported sales price of L-3's common stock on the New York Stock Exchange was
$67.89. Holders of the CODES who convert their CODES into common stock of L-3
Communications will receive accrued and unpaid interest on their CODES
(including contingent interest) to October 25, 2004.

To the extent that holders of the CODES do not convert their CODES into common stock of L-3 Communications, such CODES will be redeemed for cash on October 25,
2004 at a redemption price of 102.000% of the principal amount thereof, plus accrued and unpaid interest (including contingent interest) to October 25, 2004.
On or before October 25, 2004, such CODES should be presented to The Bank of New
York, as paying agent for the redemption, at the address set forth in the Notice of Redemption, dated October 5, 2004, to be sent that day to all registered holders.

Interest on the CODES (including contingent interest) will cease to accrue on and after October 25, 2004 and the only remaining right of holders of the CODES is to receive payment of the redemption price upon surrender to the paying agent, plus accrued and unpaid interest (including contingent interest) up to, but not including, October 25, 2004.

                                     -more-

L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF CONVERTIBLE SENIOR SUBORDINATED
NOTES AND DESCRIBES THE NON-CASH IMPACT OF NEW ACCOUNTING RULE (EITF 04-8) ON
L-3's DILUTED EARNINGS PER SHARE                                         PAGE 2

This press release shall not constitute a notice of redemption of the CODES.

As a result of the redemption of the CODES or the conversion of the CODES into
L-3 common stock, L-3's annual cash interest expense payments will be reduced by approximately $17 million, which is expected to prospectively increase L-3's annual net cash from operating activities by about $11 million (after related income taxes).

Additionally, on September 30, 2004 the Emerging Issues Task Force (EITF) of the
Financial Accounting Standards Board (FASB) reached a consensus on EITF Issue
No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per
Share, which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings per share (EPS). EITF 04-8 requires that contingently convertible debt instruments are to be included in the computation of diluted EPS regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted EPS amounts presented for comparative purposes be restated. Upon FASB ratification, EITF
04-8 will become effective for reporting periods ending after December 15, 2004.

As previously disclosed by the Company, the impact of applying EITF 04-8 to
L-3's CODES will result in non-cash reductions to L-3's previously reported diluted EPS, as follows: for the full year 2002 by $0.03 from $1.93 to $1.90;
for the full-year 2003 by $0.09 from $2.71 to $2.62; and, for the 2004 first half by $0.05 from $1.47 to $1.42. These reductions to L-3's diluted EPS are equal to those that would have resulted assuming a conversion of the CODES into
L-3 common stock, which L-3 has previously disclosed in its quarterly reports on
Form 10-Q and annual reports on Form 10-K. Additionally, the Company's previous outlook for the full-year 2004 estimated diluted EPS of approximately $3.40 will be reduced by $0.13 to $3.27, including a reduction to diluted EPS for the 2004 third quarter of $0.04. The Company expects that the reductions to diluted EPS after 2004 will be partially offset by future improvements in operating performance.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security,
selected U.S. Government intelligence agencies and aerospace prime contractors.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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